UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 28, 2002


                            FIRST SOUTH BANCORP, INC.
             (Exact name of registrant as specified in its charter)



           VIRGINIA                                              56-1999749
-------------------------------                              -------------------
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)


                         COMMISSION FILE NUMBER: 0-22219


             1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889
             ------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (252) 946-4178
                                 --------------
              (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   OTHER EVENTS.

On June 28, 2002, First South Bancorp, Inc. (the "Company") announced it had completed a previously announced stock repurchase program and adopted a program to repurchase an additional 5% of its issued and outstanding shares of common stock, representing 219,874 shares.

The Company has determined that the repurchase of its outstanding common stock will serve the best interest of the Company and its stockholders by increasing per share earnings and book value, providing an attractive investment for the Company's funds, and decreasing the potential diluting effect caused by the future exercise of stock options.

Share repurchases will be made over a period of not greater than twelve (12) months. During this twelve-month period, the Company may purchase shares of its common stock at certain times and price levels that are satisfactory to the Company. The repurchase program will be effected through open market purchases, unsolicited negotiated transactions, or in such other manner as will comply with applicable law. The program will be dependent upon market conditions and there are no assurances as to the exact number of shares the Company may be able to repurchase.

The shares of common stock acquired pursuant to the repurchase program will be treated as treasury shares on the consolidated statement of financial condition of the Company and will be used for general corporate purposes, including the future exercise of stock options.

Incorporated herein by reference, as Exhibit 7(c) (1.) is the press release issued by the Company on June 28, 2002, announcing the above stock repurchase program.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     1.   Press release dated June 28, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First South Bancorp, Inc.                         /s/ William L. Wall
-------------------------                         ------------------------
     (Registrant)                                 William L. Wall
                                                  Executive Vice President
Date:  June 28, 2002                              Chief Financial Officer
                                                  Secretary

EXHIBIT 1.  PRESS RELEASE DATED JUNE 28, 2002


First South Bancorp, Inc.

PRESS RELEASE                                     FOR IMMEDIATE RELEASE
                                                  ---------------------
June 28, 2002                                     For More Information Contact:
First South Bancorp, Inc.                         Bill Wall or Tom Vann
                                                  (252) 946-4178


          FIRST SOUTH BANCORP, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

Washington, North Carolina - First South Bancorp, Inc.  (Nasdaq: FSBK)

First South Bancorp, Inc. (the "Company"), the parent holding company of First South Bank (the "Bank"), headquartered in Washington, North Carolina, reports that it has completed a previously announced stock repurchase program. During the past twelve months, the Company purchased 221,564 shares of the 229,857 shares approved under that plan at an average price of $23.27 per share (adjusted for a three-for-two stock split on April 19, 2002).

Simultaneously, the Company announces it has adopted a new program to repurchase an additional 5.0% of its issued and outstanding shares of common stock, representing 219,874 shares. The program will be dependent upon market conditions and there is no guarantee as to the exact number of shares that may be repurchased by the Company.

Bill Wall, Chief Financial Officer of the Company, stated that the Board of Directors has authorized this repurchase program, and it is to be completed within twelve months. During this twelve-month period, the Company may purchase shares of its common stock at certain times and price levels that are satisfactory to the Company. The repurchase program will be effected through open market purchases, unsolicited negotiated transactions, or in such other manner as will comply with applicable law. Repurchased shares will be held as treasury stock and will be used for general corporate purposes, including the future exercise of stock options.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services. The bank operates through its main office located in Washington, NC with 21 full service branch offices located in eastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

(Nasdaq: FSBK)